UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 16, 2018
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective as of January 16, 2018, BioRestorative Therapies, Inc. (the "Company") entered into an Employment Agreement with Adam D. Bergstein (the "Employment Agreement") pursuant to which Mr. Bergstein, age 49, will serve as Senior Vice President, Planning and Business Development.

Mr. Bergstein was most recently the founder and Managing Member of PharmaShield LLC, a pharmaceutical patent risk management company, from 2008 to 2017. Prior to founding PharmaShield, Mr. Bergstein served as a visiting consultant to Precision Health Economics, an economics consulting group inside RAND Corporation, in 2007. From 2000 to 2006, Mr. Bergstein was a private equity sponsor for a number of investing groups, including General Capital Management, Healthcare Investment Alliance, and Diamond Cluster Capital Management.  Mr. Bergstein received a Master of Business Administration degree from Northwestern University's J.L. Kellogg Graduate School of Management and a Bachelor of Arts degree from the University of Pennsylvania.

Pursuant to the Employment Agreement, Mr. Bergstein is entitled to receive a base annual salary of $250,000 during the initial three months of employment.  Thereafter, his base salary will be increased to $350,000.  Pursuant to the Employment Agreement, Mr. Bergstein will also be entitled to receive a bonus of up to 30% of his annual salary based upon the satisfaction of certain performance goals to be established.  The Employment Agreement also provides for the payment of three months severance under certain circumstances.

Pursuant to a Stock Option Agreement, dated January 19, 2018, between the Company and Mr. Bergstein (the "Stock Option Agreement"), Mr. Bergstein was granted an option for the purchase of 500,000 shares of common stock of the Company at an exercise price of $3.40 per share pursuant to the Company's 2010 Equity Participation Plan (the "Plan"). The option vests and becomes exercisable upon the initial patient recruitment for the Company's Phase II lumbar clinical trial or comparable product and is exercisable for a period of ten years, subject to the provisions of the Plan and the Stock Option Agreement.

The foregoing descriptions of the Employment Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreement and the Stock Option Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.
Item 7.01.  Regulation FD Disclosure.

On January 22, 2018, the Company issued a press release (the "Press Release") announcing that it has hired Mr. Bergstein as Senior Vice President, Planning and Business Development.

A copy of the Press Release is furnished as Exhibit 99.1 hereto.
The information in the Press Release is being furnished, not filed, pursuant to this Item 7.01.  Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Report with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Employment Agreement, dated as of January 16, 2018, by and between BioRestorative Therapies, Inc. and Adam D. Bergstein

10.2	Stock Option Agreement, dated as of January 19, 2018, by and between BioRestorative Therapies, Inc. and Adam D. Bergstein

99.1	Press Release, dated January 22, 2018, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: January 22, 2018	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer